Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 21, 2015 relating to the financial statements of Mesoblast Limited as at June 30, 2015 and June 30, 2014 and for the three year period then ended June 30, 2015, which appears in Mesoblast Limited’s Registration Statement on Form F-1, as amended (No. 333-207719).

/s/ PricewaterhouseCoopers

Melbourne, Australia

April 26, 2016